EXHIBIT 32.1
Section 1350 Certification

In connection with the Quarterly Report of SUNRISE REAL ESTATE GROUP, INC. (the "Company") on Form 10−QSB for the three and six months ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Executive Officer and Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002 that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: Date: August 14, 2006	By: /s/ Lin, Chi-Jung
Lin, Chi-Jung, Chief Executive Officer

Date: Date: August 14, 2006	By: /s/ Art Honanyan
Art Honanyan, Chief Financial Officer